Exhibit 23.2

DEGOLYER AND MACNAUGHTON
Canada Limited
311 - 6th Avenue SW, Suite 1430
Energy Plaza, East Tower
Calgary, Alberta, Canada T2P 3H2

TELEPHONE
(403) 266-8680
FAX
(403) 266-1887

January 13, 2009

Mr. Martin H. Eden
Chief Financial Officer
Gran Tierra Energy Inc. (Gran Tierra)
300m 611 – 10th Ave. SW
Calgary, Alberta T2R 0B2

Gran Tierra Registration Statements
on Form S-8 and Form S-3
Filed with the U.S. Securities Exchange Commission

Dear Mr. Eden:

As the independent reserve engineers for Solana Resources Limited (Solana), DeGolyer and MacNaughton Canada Limited Inc. hereby confirms that it has granted and not withdrawn its consent to the incorporation by reference to DeGolyer and MacNaughton Canada Limited’s review of Solana’s reserves report entitled “Appraisal Report as of December 31, 2007 on Certain Properties owned by Solana Resources Limited” dated April 10, 2008, in the form and context incorporated by reference by Gran Tierra Energy Inc. (Gran Tierra) in its Registration Statement on Form S-8, Registration No. 333-146815, and in its Registration Statement on Form S-3, Registration No. 333-153376, filed with the U.S. Securities and Exchange Commission.

Very truly yours,

/s/ Colin P. Outtrim
Colin P. Outtrim, P.Eng
Senior Vice President
DeGolyer and MacNaughton
Canada Limited